Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Trust II, Inc. (SST II) Acquires

LA County Self Storage Facility for $4.7 Million

LANCASTER, Calif. – January 19, 2016 –Strategic Storage Trust II, Inc. (SST II) — which is sponsored by SmartStop Asset Management, LLC — recently purchased a self storage facility consisting of approximately 550 units across approximately 71,900 rentable square feet for approximately $4.7 million located at 43707 North Sierra Hwy. in Lancaster, Calif.

“Since we currently own another asset in Lancaster about 100 yards away, this represents an opportunity for economies of scale on the expense side as some costs will be combined,” said H. Michael Schwartz, chairman and CEO of SST II. “Also, the unit mix of the two properties is mutually complimentary so it’s a beneficial addition for both assets on the revenue side. This is a case where one plus one equals more than two.”

The ten-building facility, which was built in 1991, is approximately 88% occupied. The property sits on approximately 4.8 acres and offers drive-up units, interior units and RV spaces.

In addition to the Lancaster facility, SST II owns the following self storage properties located in the Los Angeles Metropolitan Statistical Area (MSA):

•	43745 Sierra Hwy. in Lancaster (700 units; 64,700 square feet)

•	10231 South Colima Rd. in Whittier (510 units; 58,600 square feet)

•	2234 Arrow Hwy. in La Verne (520 units; 49,800 square feet)

•	1571 West Foothill Blvd. in Upland (610 units; 56,500 square feet)

•	404 Potrero Grande in Monterey Park (390 units; 31,200 square feet)

•	580 East Lambert Rd. in La Habra (420 units; 51,400 square feet)

•	7611 Talbert Ave. in Huntington Beach (610 units; 61,000 square feet)

•	4200 Westminster Ave. in Santa Ana (840 units; 84,500 square feet)

About Strategic Storage Trust II, Inc. (SST II)

Strategic Storage Trust II, Inc. (SST II) is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio includes approximately 20,000 self storage units and approximately 2.2 million rentable square feet of storage space.

About SmartStop Asset Management, LLC

SmartStop Asset Management, LLC is a diversified real estate company with a managed portfolio that currently includes approximately 34,600 self storage units and approximately 3.8 million rentable square feet. The company is the asset manager for 55 self storage facilities located throughout the United States and Toronto, Canada. SmartStop Asset Management is the sponsor of SST II and Strategic Storage Growth Trust, Inc. (SSGT), public non-traded REITs focusing on opportunistic self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. In 2015, key executives of Smartstop Asset Management negotiated the sale of Smartstop Self Storage, Inc. (Smartstop), a fully integrated, self-administered and self-managed self storage company owning and/or operating 170 self storage properties in 21 states and Toronto, Canada, to Extra Space Storage, Inc., the second largest storage operator in the United States, in a merger transaction with Smartstop having an enterprise value of $1.4 billion.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.